EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004 in the Registration Statement (Form S-1) and related Prospectus of Liberman Broadcasting Corporation dated February 12, 2004.

/s/ ERNST & YOUNG LLP

Los Angeles, California

February 11, 2004